VOTING AGREEMENT dated as of August 6, 1999 (this "Agreement") among
AMERICAN SKIING COMPANY, a Maine corporation (the "Company"), the persons and entities listed on Schedule I hereto (each a "Stockholder" and collectively the "Stockholders") and OAK HILL CAPITAL PARTNERS, L.P. ("Oak Hill"), on behalf of the Purchasers identified in the Stock Subscription Agreement (defined below). Unless otherwise defined in this Agreement, capitalized terms are used herein as defined in the Stock Subscription Agreement (defined below).

            WHEREAS this Agreement is being executed pursuant to the provisions of Sections 615 and 617 of the Maine Business Corporation Act and in conjunction with the Preferred Stock Subscription Agreement dated July 9, 1999 by and between the Company and the Purchasers, as amended by Amendment No.1 thereto by and among the Company and the Purchasers (collectively, the "Stock Subscription Agreement"), pursuant to which the Company is selling to the Purchasers, and the Purchasers are purchasing from the Company, the Company's 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share, upon the terms and subject to the conditions set forth in the Stock Subscription Agreement (the "Preferred Stock Sale").

            WHEREAS, as of the date hereof, the Stockholders have beneficial ownership of, and own or possess voting power with respect to, the shares of Class A Common Stock, the Common Stock and the Senior Preferred Stock as set forth on Schedule I.

            WHEREAS, as a condition to the willingness of the Purchasers to close the transaction contemplated by the Stock Subscription Agreement, Oak Hill has required that each Stockholder and the Company agree, and in order to induce the Purchasers to close such transactions, each Stockholder and the Company has agreed, to enter into this Agreement with respect to all the shares of Class A Common Stock, Common Stock and Senior Preferred Stock now owned and which may hereafter be acquired by each Stockholder (the "Shares").

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               VOTING OF SHARES

            SECTION 1.01. Voting Agreement. Each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by unanimous consent of the stockholders of the Company, such Stockholder shall vote the Shares: (A) in favor
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                                        2

of the Preferred Stock Sale and the transactions contemplated by the Stock Subscription Agreement, (B) against any Competing Transaction, (C) in favor of the Delaware Reincorporation, (D) in favor of the approval of the issuance of the Conversion Stock, if any, pursuant to the Stock Subscription Agreement and as required by the rules of the New York Stock Exchange ("NYSE Authorization") and (E) to the extent consistent with such a vote in favor of the Delaware Reincorporation or the NYSE Authorization, in such a manner as shall be necessary, with respect to any procedural matters presented at any such meeting at which any action is scheduled to be taken with respect to the Delaware Reincorporation or the NYSE Authorization.

            SECTION 1.02. Irrevocable Proxy. In the event a Stockholder shall fail (whether willfully, negligently or inadvertently) to comply with the provisions of Section 1.01 hereof as determined by Oak Hill in its reasonable judgment (a "Defaulting Stockholder"), such Stockholder agrees that such failure shall constitute, without any further action by such Stockholder, the irrevocable appointment of Oak Hill, until termination of this Agreement, as such Stockholder's attorney and proxy pursuant to the provisions of Section 615 of the Maine Business Corporation Act, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the Shares which such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or unanimous consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1.01 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares which such Stockholder may have heretofore appointed or granted to the extent any such proxy conflicts with the proxy granted hereunder, and with respect to the revocation made concerning Shares beneficially owned by Mr. Otten, to the extent this Agreement requires, ING expressly acknowledges and agrees to such revocation; provided that, subject to Article III, such acknowledgment and agreement shall in no way alter any existing or future rights of ING with respect to the pledge of Class A Common Stock and Common Stock granted to it by Mr. Otten. No subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of each Stockholder and any obligation of a Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of such Stockholder (subject, however, to the proviso set forth in Section 4.03 hereof). Oak Hill may effect its rights to exercise the proxy pursuant to this Section 1.02 without notice to any Defaulting Stockholder, and the Company shall accept any such proxy delivered to the Company by Oak Hill with respect to a vote or stockholder action referred to in Section 1.01 and such proxy shall override any purported vote or action by the relevant Defaulting Stockholder.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

            Each Stockholder hereby represents and warrants to Oak Hill as follows:

            SECTION 2.01. Authority Relative to This Agreement. (a) In the case of a Stockholder that is a corporation, trust or other business organization, such Stockholder has all necessary power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

            (b) In the case of a Stockholder who is an individual, such Stockholder is an adult, is a citizen of the United States of America and is competent to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

            (c) This Agreement has been duly executed and delivered by each Stockholder, and (assuming due authorization, execution and delivery by Oak
Hill) this Agreement constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms.

            SECTION 2.02. No Conflict. (a) The execution, delivery and performance of this Agreement by each Stockholder does not and will not, (i) conflict with or violate any law, order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority applicable to such Stockholder or by which the Shares are bound or affected, (ii) in the case of any Stockholder that is a corporation or other business organization, violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents), (iii) in the case of any Stockholder that is a trust, violate or conflict with any term or provision of the indenture, or other governing or testamentary instrument relating to such trust, or (iv) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement or other proxy, voting trust, stockholder agreement or similar instrument or agreement to which such Stockholder is a party or by which such Stockholder or the Shares are bound or affected, except, in the case of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or unreasonably delay the performance by such Stockholder of its obligations under this Agreement.

            (b) The execution, delivery and performance of this Agreement by each Stockholder does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended.

            SECTION 2.03. Title to the Shares. As of the date hereof, each Stockholder is the beneficial owner of, and/or owns or possesses voting power with respect to, the number of shares of Class A Common Stock, Common Stock and Senior Preferred Stock as set forth on Schedule I and such securities are all the securities of the Company owned (either of record or beneficially) by each Stockholder or over which each Stockholder owns or possesses voting power. As of the date hereof and at any meeting of the stockholders of the Company held during the term of this Agreement, each Stockholder has, and shall have, the ability to vote all of the shares of Class A Common Stock, Common Stock and Senior Preferred Stock as set forth on Schedule I in accordance with Section
1.01 this Agreement. Except as referred to in this Agreement or in the schedule hereto, each Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                   ARTICLE III

                          COVENANTS OF THE STOCKHOLDERS

            SECTION 3.01. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Stock Subscription Agreement, such Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

            SECTION 3.02. Transfer of Title. (a) Each Stockholder and ING hereby covenants and agrees that such party shall not transfer record or beneficial ownership of, or any voting interest with respect to, any of the Shares unless Oak Hill is provided with prior notice of such transfer and the transferee agrees in writing, in form reasonably acceptable to Oak Hill, to be bound by the terms and conditions of this Agreement; provided, however, that notwithstanding the foregoing, Madeline LLC may transfer its interests in the shares of Common Stock set forth under its name on Schedule I in open market transactions without restriction.

            (b) Notwithstanding Section 3.02(a), Oak Hill hereby consents to any Transfer (as that term is defined in the Stockholders Agreement) by Mr. Otten of all or any portion of the 833,333 Shares of Common Stock owned or controlled by him in (i) a Transfer to Oak Hill or any of its Affiliates, or (ii) a Transfer permitted by Section 4.02(a)(B) of the Stockholders' Agreement provided that, immediately after giving effect to such Transfer, the aggregate voting power of the Shares remaining subject to this Agreement must be greater than 50% of the Shares entitled to vote on each of the Delaware Reincorporation and the NYSE Authorization.

            SECTION 3.03. Notice of Voting Intention. Each of the Stockholders and ING hereby covenants and agrees that such party shall provide Oak Hill with notice of its intention to vote for or against, or to abstain from voting on, any of the matters described in clauses (A) through (E) of Section 1.01.

            SECTION 3.04. ING Exercise of Voting Rights. In the event that ING elects to foreclose on Shares pledged to it by Mr. Otten or to exercise voting rights with respect to such Shares, ING shall provide Oak Hill with prior notice of such intent.

                                   ARTICLE IV

                                  MISCELLANEOUS

            SECTION 4.01. Termination. This Agreement shall terminate upon the earlier of (i) the termination of the Stock Subscription Agreement in accordance with its terms (but without regard to the survival provisions of such agreement) and (ii) the consummation of the events contemplated by Section 5.06(i) of the Stock Subscription Agreement.

            SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy at law or in equity.

            SECTION 4.03. Successors and Affiliates; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If any person shall acquire additional Shares from a Stockholder in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares, such person shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, that the provisions of this sentence shall not apply to any Transfer of Shares pursuant to Section 3.02(b) of this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Stockholder or, in the case of a trust, by the death or incapacity of any trustee or the termination of such trust.

            SECTION 4.04. Entire Agreement. This Agreement, together with the Stockholders' Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company, Oak Hill and each Stockholder with respect to the subject matter hereof.

            SECTION 4.05. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

            SECTION 4.06. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

            SECTION 4.07. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            SECTION 4.08. Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maine applicable to contracts executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the United States District Court for the Southern District of New York. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York, in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement or any of the other transactions contemplated by this Agreement in any court other than the United States District Court for the Southern District of New York.

            SECTION 4.09. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. No party to this Agreement shall be deemed to be the draftsman of this Agreement.

            SECTION 4.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, each of the Company, the Stockholders and Oak Hill have caused this Agreement to be duly executed on the date hereof.

                                       AMERICAN SKIING COMPANY

                                       By: /s/ Leslie B. Otten
                                           -------------------
                                           Name:  Leslie B. Otten
                                           Title: As President

                                       /s/ Leslie B. Otten
                                       -------------------
                                       LESLIE B. OTTEN


                                       ALBERT OTTEN TRUST
                                       F/B/O MILDRED OTTEN

                                       By: /s/ Leslie B. Otten
                                           -------------------
                                           Name:  Leslie B. Otten
                                           Title: Trustee

AGREED AND APPROVED:

ING US CAPITAL LLC,
      AS PLEDGEE OF SHARES
      OF CLASS A COMMON
      STOCK AND COMMON STOCK
      BENEFICIALLY OWNED BY
      LESLIE B. OTTEN

By: /s/ Robert L. Fellows
    ---------------------
    Name:  Robert L. Fellows
    Title: Director

                                  OAK HILL CAPITAL PARTNERS, L.P.

                                  By:   OHCP GenPar, L.P.,
                                        its general partner

                                  By:   OHCP MGP, LLC,
                                        its general partner

                                  By:   /s/ Steven B. Gruber
                                        --------------------
                                        Name:  Steven B. Gruber
                                        Title: Managing Member


                                  OAK HILL CAPITAL MANAGEMENT
                                  PARTNERS, L.P.

                                  By:   OHCP GenPar, L.P.,
                                        its general partner

                                  By:   OHCP MGP, LLC,
                                        its general partner

                                  By:   /s/ Steven B. Gruber
                                        --------------------
                                        Name:  Steven B. Gruber
                                        Title: Vice President


                                  OAK HILL SECURITIES FUND, L.P.

                                  By:   Oak Hill Securities GenPar, L.P.,
                                        its General Partner

                                  By:   Oak Hill Securities MGP, Inc.,
                                        its General Partner

                                  By:   /s/ Glenn R. August
                                        -------------------
                                        Name:  Glenn R. August
                                        Title: President

                                  OHCP SKI, L.P.

                                  By:   Oak Hill Capital Partners, L.P.
                                        its general partner

                                  By:   OHCP GenPar, L.P.,
                                        its general partner

                                  By:   OHCP MGP, LLC,
                                        its general partner

                                  By:   /s/ Steven B. Gruber
                                        --------------------
                                        Name:  Steven B. Gruber
                                        Title: Vice President

                                  MADELEINE LLC


                                  By: /s/ Robert Davenport
                                      --------------------
                                      Name:  Robert Davenport
                                      Title: Managing Director

                                   SCHEDULE I

              BENEFICIAL OWNERSHIP OF CAPITAL STOCK OF THE COMPANY

Leslie B. Otten
---------------

14,760,530 shares of Class A Common Stock,

833,333 shares of Common Stock, and

0 shares of Senior Preferred Stock.


Albert Otten Trust f/b/o Mildred Otten
--------------------------------------

0 shares of Class A Common Stock,

30,000 shares of Common Stock, and

0 shares of Senior Preferred Stock.

Madeleine LLC
-------------

No shares of Class A Common Stock,

1,352,800 shares of Common Stock, and

36,626 shares of Senior Preferred Stock.